Exhibit No. 10.6

                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT (this "Agreement") is effective the 15th day of November 2001 (the "Effective Date"), by and between NEXITY BANK, an Alabama banking corporation ("Employer"); and Kenneth T. Vassey ("Employee").

                                    RECITALS

      WHEREAS, Employer desires to retain the services of Employee as its Senior Vice President Senior Lending Officer, and Employee desires to be so employed;

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the mutual recitals and covenants contained herein, the parties hereby agree as follows:

      1. Employment. Employer agrees to employ Employee and Employee agrees to be employed by Employer, subject to the terms and provisions of this Agreement.

      2. Term. The employment of Employee by Employer as provided in Section 1 unless earlier terminated as provided herein, shall be for a rolling term of two years (the "Term") commencing on the date hereof. This agreement shall be deemed to extend each day for an additional day automatically and without any action on behalf of either party hereto. The obligations and rights set forth in Sections 7, 8 and 9 hereof shall survive termination of this Agreement except as may be specified otherwise in such sections.

      3. Duties; Extent of Services. Employee shall perform for Employer all duties incident to the position of Senior Vice President Senior Lending Officer of the Employer, under the direction of the president of Employer, or its designee. In addition, Employee shall engage in such other services for Employer or its affiliated companies, as Employer from time to time shall direct. The precise services of Employee and the title of Employee's position may be extended, curtailed or modified by Employer from time to time without affecting the enforceability of the terms of this Agreement. Employee shall use his best efforts in, and devote his entire time, attention, and energy, to Employer's business and, except as previously disclosed to Employer, shall not during the term hereof serve, without the express permission of the board of directors of Employer, as an officer or director of any business enterprise other than the Company or an affiliate

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            thereof.  Nothing  contained herein is intended to prohibit Employee from spending a reasonable amount of time managing his personal investments and discharging his civic responsibilities and other permitted activities as long as such activities do not materially interfere with his duties and obligations under this Agreement.

      4. Compensation.

      (a) During the term of this Agreement, Employee's total annual cash compensation shall be an amount not less than $150,000.00. During the term of this Agreement, Employee may also receive other cash or non-cash compensation (including without limitation merit increases and/or participation in incentive compensation plans adopted by Employer) as may be granted by Employer's Executive management, in its sole discretion.

      (b) Employee shall be entitled to vacation days, paid holidays and sick days and health benefits as provided customarily by Employer.

      (c) Employee shall be granted options to acquire 100,000 shares of Nexity Financial Corporation Common Stock at the then current market price at execution of the agreement under the Nexity Financial Corporation Stock Option Plan.

      5. Compliance with Rules and Policies. Employee shall comply with all of the rules, regulations, and policies of Employer now or hereinafter in effect. He shall promptly and faithfully do and perform any and all other duties and responsibilities which he may, from time to time, be directed to do by the Chairman or President of Employer or its designee.

      6. Representation of Employee. Except as previously disclosed to Employer, Employee represents to Employer that he is not subject to any rule, regulation or agreement, including without limitation, any non-compete or non-solicitation agreement, that purports to, or which reasonably could, be expected to limit, restrict or interfere with Employee's ability to engage in the activities provided for in this Agreement.

      7. Disclosure of Information. Employee acknowledges that any documents, information and technology and computer related know-how, whether written or not, that comes into Employee's possession or knowledge during Employee's course of employment with Employer which is not or has not become part of the public domain, including, without limitation the financial and business conditions, goals and

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operations of customers of Employer, or any of its affiliates or subsidiaries as the same may exist from time to time (collectively, "Confidential Information"), are valuable, special and unique assets of Employer's business. Employee will not, during or after the term of this Agreement, (i) disclose any written Confidential Information to any person, firm, corporation, association, or other entity not employed by or affiliated with Employer for any reason or purpose whatsoever, or (ii) use any written Confidential Information for any reason other than to further the business of Employer. Employee agrees to return any written Confidential Information, and all copies thereof, upon the termination of Employee's employment (whether hereunder or otherwise). In the event of a breach or threatened breach by Employee of the provisions of this Section 7, in addition to all other remedies available to Employer, Employer shall be entitled to an injunction restraining Employee from disclosing any written Confidential Information or from rendering any services to any person, firm, corporation, association or other entity to whom any written Confidential Information has been disclosed or is threatened to be disclosed. Employee further agrees that he will not divulge to any person, firm, corporation, association, or other entity not employed by or affiliated with Employer, any of Employer's business methods, sales, services or techniques, regardless of whether the same is written or not.

8. Competition. Except as specified otherwise in this Section 8, if this Agreement is terminated by the Company for Cause or by the Employee for any reason, Mr. Vassey shall not enter into an employment relationship or a consulting arrangement or serve as an officer, director or greater than 5%shareholder with any other bank, thrift, lending or financial institution in the capacity of a correspondent banker or as a supervisor of or a participant in any Internet banking business (hereinafter a "competitor") within one year of the anniversary of the date of such termination (the "Noncompete Period"). The obligations contained in this
      Section 8 shall not prohibit Mr. Vassey from being an owner of not more than 5% of the outstanding stock of any class of a bank, thrift, lending or financial institution, which is publicly traded, so long as Mr. Vassey has no active participation in the business of such corporation.

      8.1 During the Noncompete Period, Mr. Vassey shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of Company to leave the employ of Company, including but not limited to a competitor, or in any way interfere with the relationship between Company and any employee thereof, (ii) hire any person who was an employee of Company or any subsidiary at any time during the time that Mr. Vassey was employed by Company, or (iii) induce or attempt to induce any customer, supplier, or business relation and the Company or do business with a competitor.

      8.2 The severance payment and stock option payment to which Mr. Vassey is entitled under this Agreement shall be deemed adequate consideration for Mr. Vassey's obligations under Sections 7 and 8 hereof.

      8.3 If, at the time of enforcement of this Section 8, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or areas and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Mr. Vassey agrees that the restrictions contained in this Section 8 are reasonable.

      8.4 In the event of a breach or a threatened breach by Mr. Vassey of any of the provisions of this Section 8, the Company, addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by Mr. Vassey of this
            Section 8, the Noncompete Period shall be tolled until such breach or violation has been duly cured.

      9. Termination.

            (a) Employer may terminate Employee For Cause. "For Cause" shall mean (i) abuse of or addiction to intoxicating drugs (including alcohol); (ii) any action by the Employee which constitutes fraud, sexual harassment, willful malfeasance of duty or conduct grossly inappropriate to Employee's office and which is demonstrably likely to lead to material injury to Employer, or a successor or affiliate of Employer, (iii) a felony conviction of Employee; or
(iv) the suspension or removal of Employee by federal or state banking regulatory authorities; provided, that "For Cause" shall not include Employee's medical disability. In addition, the services of Employee and the obligations of Employer under this Agreement may be terminated For Cause by Employer due to the death of Employee.

            (b) If Employer terminates Employee's employment hereunder "For Cause" all rights and obligations specified in Section 8 shall survive any such termination and Employee shall not be entitled to any further compensation from Employer including compensation under Section 4.

            (c) If for any reason during the term of this Agreement Employee desires to cease working for Employer, Employee shall notify Employer of such desire.

In that case, Employee may cease working for Employer at a mutually agreed upon date, all rights and obligations specified in Section 8 shall continue to apply in full and Employee shall not be entitled to any further compensation from Employer under Section 4.

            (d) Employer may terminate Employee at any time other than "For Cause" but in that case (i) Employee shall continue to receive the minimum cash compensation provided for in Section 4 (a) for a period of one year following the date of termination and health insurance comparable to that maintained by Employer on behalf of Employee prior to such termination for such one year period, and (ii) all rights and obligations specified in Section 8 shall survive any such termination, which for purposes of this Section 9 (d) shall mean that the non-compete covenant provided for therein shall continue until all payments due to Employee under this Section 9 (d) have been made and, thereafter, they shall expire.

            (e) Notwithstanding anything to the contrary contained herein, upon the occurrence of a "Change in Control," all rights and obligations specified in
Section 8 (but not Section 4) shall terminate immediately.  For purposes of this
Section 9(e), "Change of Control" shall mean the occurrence during the term of this Agreement of any of the following events: (i) a merger, consolidation or other corporate reorganization of Employer in which Employer does not survive, or a sale of all or substantially all of the assets of Employer, (ii) the acquisition of beneficial ownership by one person or a related group of persons of greater than Fifty One percent (51%) of the outstanding voting stock or assets of Employer or Employer's holding company, or (iii) individuals who currently constitute the directors of Employer or Employer's holding company, or who become directors of Employer upon nomination or election by the directors of Employer, other than through an actual or threatened stockholder election contest, cease for any reason to constitute a majority of the directors of Employer.

            (f) The  provisions  of Section 7 shall  survive  regardless  of any
termination   of  Employee's   employment   hereunder,   whether   voluntary  or
involuntary.

      10. Notice. For the purposes of this Agreement, notices and demands shall be deemed given when mailed by United States mail, addressed in the case of Employer to Nexity Financial Corporation, 3500 Blue Lake Drive, Suite 330, Birmingham, Alabama 35243, Attention: President; or in the case of Employee to Mr. Ken Vassey 3226 Millwood Trail, Smyrna, Georgia 30080.

      11. Miscellaneous. No provision of this Agreement may be modified, waived, or discharged unless such modification, waiver or discharge is agreed to in writing. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Alabama. This Agreement supersedes and cancels any prior employment agreement or understanding entered into between Employee and Employer.

      12. Validity. The invalidity of any provision or provisions of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect, nor shall the invalidity of a portion of any provision of this Agreement affect the balance of such provision.

      13. Default.

            (a) If Employee breaches or violates any of the covenants, conditions, or terms of this Agreement on his part to be performed, Employer shall have the right, without notice to Employee, to obtain an injunction or other equitable relief against him restraining him from violating any such covenant, condition or term, such notice being hereby expressly waived by Employee.

            (b) Additionally, in the event of any conduct by Employee violating any provision of this Agreement, Employer shall be entitled, if it so elects, to institute and initiate and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, to obtain damages for such conduct, to enforce specific performance of such provision or to obtain any other relief or any combination of the foregoing that Employer may elect to pursue.

      14. Parties. Except as provided in Section 9 (e), this Agreement shall be binding upon and shall inure to the benefit of any successors or assigns to Employer. Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement or any portion hereof.

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by Employee and by a duly authorized officer of Employer as of the date first above written.

Witnesses:

_______________________________         __________________________________

_______________________________         __________________________________

Attest:                                 NEXITY BANK


By: ___________________________         By: ______________________________
    Its Secretary                           Its: President

[Corporate Seal]